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                                                                   Exhibit 10.27

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT (hereinafter referred to as "Amendment") to that certain Employment Agreement (hereinafter referred to as "Agreement") effective October 1, 1999 by and between WESTERN GAS RESOURCES, INC., a Delaware corporation, (hereinafter referred to as the "Corporation"), and LANNY F. OUTLAW (hereinafter referred to as the "Employee") is made effective as of the 18/th/ day of May 2001.

                               R E C I T A L S:

         a. The Corporation desires to extend the term of its retention of Employee on an exclusive basis to the Corporation in connection with its business activities as the Chief Executive Officer and President under the terms and conditions of the Agreement, except as amended herein, for the duration of this Agreement, as amended.

         b. The parties have reached agreement with respect to the terms of such extension of the term of Employee's retention under the Agreement, as amended herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties and for the mutual promises exchanged herein, the parties agree to the following Amendment to the
Agreement:

         Paragraph 2 of the Agreement shall be amended as follows:

         2. Compensation and Bonus. For all of the services rendered by Employee
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         pursuant to this Agreement, the Corporation shall pay the Employee a minimum monthly compensation of Thirty Five Thousand Four Hundred Sixteen Dollars and Sixty-Seven Cents ($35,416.67) (hereinafter referred to as "Compensation"), payable in accordance with the Corporation's normal pay practices during the term of Employee's employment. Except for the Change of Control bonus described in paragraph 13 of Agreement, as amended herein, which is non-discretionary, the Corporation shall pay Employee such additional bonus, if any, as may be determined appropriate by the Corporation's Board of Directors from time to time in its sole and absolute discretion.

         Paragraph 5 of the Agreement shall be amended as follows:

         5. Employee and Director Benefits. During the term of Employee's
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         employment he shall be eligible to participate in all of the employee benefit plans provided by the Corporation, from time to time, in accordance with the provisions of such plans, including but not limited to the Corporation's qualified retirement plans, the
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         Corporation's Incentive Stock Option Plan For Key Employees, and the
         Corporation's loan plan to acquire stock pursuant to the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options between the Corporation and Employee, as amended of even date herewith. The Employee hereby agrees and acknowledges that nothing in this Agreement guarantees him the right to any additional stock under any Stock Option Plan, or loan under the loan plan, but that such determination is made by the Board of Directors, in its sole and absolute discretion, in accordance with the terms of such plans. Upon termination without cause or Termination Date, Employee shall be eligible to participate in the Corporation's Directors' Medical Insurance Plan (hereinafter "Director Plan") as if Employee was a director of the Corporation on the effective date of the Director Plan, in accordance with the terms of the Director Plan.

         Paragraph 9 (a) of the Agreement shall be deleted in its entirety and replaced with the following:

         9 (a)  November 30, 2001 ("Termination Date")

         Paragraph 10(a) of the Agreement shall be amended as follows:

         Paragraph 10 (a) Employee's Right to Compensation and Benefits.
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         Employee shall be entitled to the Compensation and employee benefits through the Termination Date of the Agreement, as amended, due to Employee's death or disability. In the event of disability, Employee shall be eligible to participate in Director Plan as if Employee was a director of the Corporation on the effective date of the Director Plan, in accordance with the terms of the Director Plan. Except for the Change of Control bonus described in paragraph 13 of Agreement, as amended herein, which is non-discretionary, Employee shall only be entitled to such additional bonus, if any, which as been previously authorized by the Board of Directors, but has not been paid as of the date of Employee's death or disability.

         Paragraph 11(a) of the Agreement shall be amended as follows:

         11 (a) Severance Pay. In the event Employee is terminated with or
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         without cause, Employee shall be entitled to severance pay of the
         Compensation, as specified in Paragraph 2 of this Agreement through the Termination Date of the Agreement, as amended. Such severance pay shall be payable in a lump sum payment on January 1, of the year following the date of termination less any and all applicable taxes. In the event Employee is terminated without cause and such termination is not due to a Change of Control of the Corporation (as hereinafter defined), Employee's stock options which have not yet vested upon termination without cause, shall continue to vest under the terms granted to Employee for each vesting period which naturally occurs for so long as Employee continues to serve as a director of the Corporation's Board of Directors.
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         Notwithstanding anything else contained herein, in the event Employee's employment is terminated without cause due to a Change of Control of the Corporation prior to the Termination Date of Employee, then
         Employee shall receive either of the following for unvested stock options previously granted to Employee:

                  i) in the event of a Change of Control in which the Corporation is acquired in a cash purchase, then Employee shall receive a lump sum payment constituting the positive difference between the exercise price of unvested stock options previously granted to Employee and the transaction price of common stock; or

                  ii) in the event of a Change of Control in which the Corporation is acquired in a stock purchase, then Employee's stock options which have not vested prior to termination without cause shall be converted to an amount of unqualified vested options of the acquiring corporation's stock at the original grant price to Employee based upon the conversion rate of the acquiring corporation's stock on the acquisition date.

         Paragraph 11(b) of the Agreement shall be amended as follows:

         11  (b) Employee's Right to Compensation and Benefits. Employee shall
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         be entitled to the Compensation and employee benefits through the
         Termination Date of the Agreement, as amended. In the event Employee is terminated without cause, Employee shall be eligible to participate in the Director Plan as if Employee was a director of the Corporation on the effective date of the Director Plan, in accordance with the terms of the Director Plan. In the event Employee is terminated without cause, and except for the Change of Control bonus described in paragraph 13 of the Agreement, as amended herein, which is non-discretionary, Employee shall only be entitled to such additional bonus, if any, which as been previously authorized by the Board of Directors, but has not been paid as of the date of Employee's termination of employment.

         Paragraph 13 of the Agreement shall be amended as follows:

         13. Employee's Rights and Obligations Upon Termination Date of
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         Employment. Upon the Termination Date of Employee's employment,
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         Employee shall be entitled to the pro-rata share of Compensation and employee benefits, if any, which have been earned but not paid through the Termination Date. Upon the Termination Date, Employee shall be eligible to participate in the Director Plan as if Employee was a director of the Corporation on the effective date of the Director Plan, in accordance with the terms of the Director Plan. Except for the
         Change of Control bonus described herein, which is non-discretionary, Employee shall only be entitled to such additional bonus, if any, which as been previously authorized by the Board of Directors, but has not been paid as of the
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         Termination Date of employment. Employee's stock options which have not yet vested upon the Termination Date, shall continue to vest under the terms granted to Employee for each vesting period which naturally occurs for so long as Employee continues to serve as a director of the Corporation's Board of Directors. In the event a Change of Control is commenced prior to Employee's Termination Date and such Change of Control results in the acquisition of the Corporation after Employee's Termination Date, then Employee shall receive a bonus of Two Hundred and Twelve Thousand and Five Hundred Dollars ($212,500.00) less any and all applicable taxes within thirty (30) days of the acquisition date of the Corporation. Notwithstanding such Termination Date, Employee shall remain bound by the provisions of paragraphs 4, 6, 7 and 8 hereof.

         Except for the foregoing amendments herein, all other provisions of the Agreement remain unchanged.

         IN WITNESS WHEREOF, The parties have hereunto set their hands as of the date of this Amendment.

         WESTERN GAS RESOURCES, INC.,
         a Delaware corporation

         By:______________________________
               John C. Walter
               Executive Vice President

         EMPLOYEE

         _________________________________
               Lanny F. Outlaw